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                                                                    Exhibit A-10
                                State of Indiana
                        OFFICE OF THE SECRETARY OF STATE

                          CERTIFICATE OF INCORPORATION

                                       of

                          IWC MORGAN WATER CORPORATION

I, SUE ANNE GILROY, Secretary of State of Indiana, hereby certify that Articles of Incorporation of the above corporation have been presented to me at my office, accompanied by the fees prescribed by law; that I have found such Articles conform to law as prescribed by the provisions of the Indiana Business Corporation Law, as amended.

NOW, THEREFORE, I hereby issue to such corporation this Certificate of Incorporation, and further certify that its corporate existence will begin February 12, 1999.

         In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this Twelfth day of February, 1999.
(SEAL)

                                                        /S/ Sue Anne Gilroy
                                                        ------------------------
                                                        SUE ANNE GILROY,
                                                        SECRETARY OF STATE

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                            ARTICLES OF INCORPORATION

                                       OF

                          IWC MORGAN WATER CORPORATION

         The undersigned incorporator, desiring to form a corporation (hereinafter referred to as the "Corporation") pursuant to the provisions of the Indiana Business Corporation Law, as amended (hereinafter referred to as the "Corporation Law"), executes the following Articles of Incorporation.

                                    ARTICLE I

                                      NAME

         The name of the Corporation is IWC Morgan Water Corporation.

                                   ARTICLE II

                               PURPOSES AND POWERS

         SECTION 2.1 PURPOSES OF THE CORPORATION. THE PURPOSES FOR WHICH THE CORPORATION IS FORMED ARE (a) TO ENGAGE IN THE BUSINESS OF PROVIDING WATER UTILITY SERVICES, AND (b) TO ENGAGE IN THE TRANSACTION OF ANY OR ALL LAWFUL BUSINESS FOR WHICH CORPORATIONS MAY NOW HEREAFTER BE INCORPORATED UNDER THE CORPORATION LAW.

         Section 2.2. Powers of the Corporation. The Corporation shall have (a) all powers now or hereafter authorized by or vested in corporations pursuant to the provisions of the Corporation Law, (b) all powers now or hereafter vested in corporations by common law or any other statute or act, and (c) all powers authorized by or vested in the Corporation by the provisions of these Articles of Incorporation or by the provisions of its By-Laws as from time to time in effect.

                                   ARTICLE III

                                TERM OF EXISTENCE

         The period during which the Corporation shall continue is perpetual.

                                   ARTICLE IV

                           Registered Office and Agent

         The street address of the Corporation's registered office is IWCR Management Services Company, 1220 Waterway Blvd., Indianapolis, IN 46202 and the name of its registered agent at such office is John M. Davie.
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                                   ARTICLE V

                                     SHARES

         Section 5.1. Authorized Class and Number of Shares. The capital stock of the Corporation shall be of one class and kind, which may be referred to as common shares. The total number of shares which the Corporation has authority to issue shall be 1,000 shares. The Corporation's shares have no par value.

         Section 5.2. Voting Rights of Shares. Except as otherwise provided by the Corporation Law and subject to such shareholder disclosure and recognition procedures (which may include voting prohibition sanctions) as the Corporation may by action of its Board of Directors establish, the Corporation's shares have unlimited voting rights and each outstanding share shall, when validly issued by the Corporation, entitle the record holder thereof to one vote at all shareholders' meetings on all matters submitted to a vote of the shareholders of the Corporation.

                                   ARTICLE VI

                                    Directors

         Section 6.1. Number. The initial Board of Directors shall be comprised of seven (7) members, which number may be changed by amendment to the By-Laws.

         Section 6.2. Qualifications. Directors need not be shareholders of the Corporation or residents of this or any other state in the United States.

         Section 6.3. Vacancies. Vacancies occurring in the Board of Directors shall be filled in the manner provided in the By-Laws or, if the By-Laws do not provide for the filling of vacancies, in the manner provided by the Corporation Law, The By-Laws may also provide that in certain circumstances specified therein, vacancies occurring in the Board of Directors may be filled by vote of the shareholders at a special meeting called for that purpose or at the next annual meeting of shareholders.

         Section 6.4. Liability of Directors. A Director's responsibility to the Corporation shall be limited to discharging his or her duties as a Director, including his duties as a member of any committee of the Board of Directors upon which he or she may serve, in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner the Director reasonably believes to be in the best interests of the Corporation, all based on the facts then known to the Director.

         In discharging his or her duties, a Director is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by:

         (a) One (1) or more officers or employees of the Corporation whom the Director reasonably believes to be reliable and competent in the matters presented;

         (b) Legal counsel, public accountants, or other persons as to matters the Director reasonably believes are within such person's professional or expert competence; or

         (c) A committee of the Board of which the Director is not a member if the Director reasonably believes the Committee merits confidence;

But a Director is not acting in good faith if the Director has knowledge concerning the matter I question that makes reliance otherwise permitted by this
Section 6.4 unwarranted. A Director may, in considering the best

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interests of the Corporation, consider the effects of any action on shareholders, employees, suppliers and customers of the Corporation, and communities in which offices or other facilities of the Corporation are located, and any other factors the Director considers pertinent.

         A Director shall not be liable for any action taken as a Director, or any failure to take any action, unless (a) the Director has breached or failed to perform the duties of the Director's office in compliance with this Section 6.4, and (b) the breach or failure to perform constitutes willful misconduct or recklessness.

         Section 6.5. Removal of Directors. Any one or more of the members of the Board of Directors may be removed, with or without cause, only at a meeting of the shareholders called expressly for that purpose, by the affirmative vote of the holders of outstanding shares representing at least a majority of all the votes then entitled to be case at an election of Directors. No Director may be removed except as provided in this Section 6.5.

                                   ARTICLE VII

                      PROVISIONS FOR REGULATION OF BUSINESS
                      And Conduct of Affairs of Corporation

         Section 7.1. Meetings of Shareholders. Meetings of the shareholders of the Corporation shall be held at such time and at such place, either within or without the State of Indiana, as may be stated in or fixed in accordance with the By-Laws of the Corporation and specified in the respective notices or waivers of notice of any such meetings.

         Section 7.2. Special Meetings of Shareholders. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by the Corporation Law, may be called at any time by the Board of Directors or the person or persons authorized to do so by the By-Laws and shall be called by the Board of Directors if the Secretary of the Corporation received one (1) or more written, dated and signed demands for a special meeting, describing in reasonable detail the purpose or purposes for which it is to be held, from the holders of shares representing at least twenty-five percent (25%) of all the votes entitled to be case on any issue proposed to be considered at the proposed special meeting. If the Secretary receives one (1) or more proper written demands for a special meeting of shareholders, the Board of Directors may set a record date for determining shareholders entitled to make such demand.

         Section 7.3. Meetings of Directors. Meetings of the Board of Directors of the Corporation shall be held at such place, either within or without the State of Indiana, as may be authorized by the By-Laws and specified in the respective notices or waivers of notice of any such meetings or other specified by the Board of Directors. Unless the By-Laws provide otherwise (a) regular meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting and (b) the notice for a special meeting need not describe the purpose or purposes of the special meeting.

         Section 7.4. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or shareholders, or of any committee of such Board, may be taken without a meeting, if the action is taken by all members of the Board or all shareholders entitled to vote on the action, or by all members of such committee, as the case may be. The action must be evidenced by one (1) or more written consents describing the action taken, signed by each Director, or all the shareholders entitled to vote on the action, or by each member of such committee, as the case may be, and, in the case ofaction by the Board of Directors or a committee thereof, included in the minutes or filed with the corporate records reflecting the action taken or, in the case of action by the shareholders, delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Action taken under this Section 7.4 is effective when the last

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director, shareholder or committee member, as the case may be, signs the consent, unless the consent specifies a different prior or subsequent effective date, in which case the action is effective on or as of the specified date. Such consent shall have the same effect as a unanimous vote of all members of the Board, or all shareholders, or all members of the committee, as the case may be, and may be desdribed as such in any document.

         Section 7.5. By-Laws. The Board of Directors shall have the exclusive power to make, alter, amend or repeal, or to waive provisions of, the By-Laws of the Corporation by the affirmative vote of a majority of the entire number of Directors at the time, except as expressly provided by the Corporation Law. Any provisions for the regulation of the business and management of the affairs of the Corporation not stated in these Articles of Incorporation may be stated in the By-Laws. The Board of Directors may adopt Emergency By-Laws by the affirmative vote of a majority of the entire number of Directors at such time.

         Section 7.6 Interest of Directors.

         (a) A conflict of interest transaction is a transaction with the Corporation in which a Director of the Corporation has a direct or indirect interest. A conflict of interest transaction is not voidable by the Corporation solely because of the Director's interest in the transaction if any one (1) of the following is true:

                  (1) The material facts of the transction and the Director's interest were disclosed or known to the Board of Directors or a committee of the Board of Directors and the Board of Directors or committee authorized, approved, or ratified the transaction.

                  (2) The material facts of the transaction and the Director's interest were disclosed or known to the shareholders entitled to vote and they authorized, approved, or ratified the transaction.

                  (3)      The transaction was fair to the Corporation.

         (b) For purposes of this Section 7.6, a Director of the Corporation has an indirect interest in a transaction if:

                  (1) Another entity in which the Director has a material financial interest or in which the Director is a general partner is a party to the transaction; or

                  (2) Another entity of which the Director is a director, officer, or trustee is a party to the transaction and transaction is, or is required to be, considered by the Board of Directors of the Corporation.

         (c) For purposes of Section 7.6(a)(1), a conflict of interest transaction is authorized, approved, or ratified if it receives the affirmative vote of a majority of the Directors on the Board of Directors (or on the committee) who have no direct or indirect interest in the transaction, but a transaction may not be authorized, approved, or ratified under this sectin by a single Director. If a majority of the Directors who have no direct or indirect interest in the transaction vote to authorize, approve, or ratify the transaction, a quorum shall be deemed present for the purpose of taking action under this Section 7.6. The presence of, or a vote cast by, a Director with a direct or indirect interest in the transaction does not affect the validity of any action taken under Section 7.6(a)(1), if the transaction is otherwise authorized, approved, or ratified as provided in such subsection.

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         (c)      For purposes of Section 7.6(a)(2), shares owned by or voted under the control of a Director who has a direct or indirect interest in the transaction, and shares owned by or voted under the control of an entity described in Section 7.6(b), may be counted in such a vote of shareholders to determine whether to authorize, approve or ratify a conflict of interest transaction.

         Section 7.7. Nonliability of Shareholders. Shareholders of the Corporation are not personally liable for the acts or debts of the Corporation, nor is private property of shareholders subject to the payment of corporate debts.

         Section 7.8. Indemnification of Officers, Directors and Other Eligible Persons.

         (a) To the extent not inconsistent with applicable law, every Eligible Person shall be indemnified by the Corporation against all Liability and reasonable Expense that may be incurred by him or her in connection with or resulting from any Claim, (i) if such Eligible Person is Wholly Successful with respect to the Claim, or (ii) if not Wholly Successful, then if such Eligible Person is determined, as provided in either Section 7.8(f) or 7.8(g), to have acted in good faith, in what he or she reasonably believed to be the best interests of the Corporation or at least not opposed to its best interests and, in addition, with respect to any criminal claim is determined to have had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to belief that his or conduct was unlawful. The termination of any Claim, by jusgment, order, settlement (whether with or without court approval), or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that an Eligible Person did not meet the standards of conduct set forth in clause (ii) of this subsection (a). The actions of an Eligible Person with respect to an employee benefit plan subject to the Employee Retirement Income Security Act of 1974 shall be deemed to have been taken in what the Eligible Person reasonably believed to be the best interests of the Corporation or at least not opposed to its best interests if the Eligible Person reasonably believed he or she was acting in vonformity with the requirements of such Act or he or she reasonably believed his or her actions to be in the interests of the participants in or beneficiaries of the Plan.\

         (b) The term "Claim" as used in this Section 7.8 shall include every pending, threatened or completed claim, action, suite or proceeding and all appeals thereof (whether brought by or in the right of this Corporation or any other corporation or otherwise), civil, criminal, administrative or investigative, formal or informal, in which an Eligible Person may become involved, as a party or otherwise:

         (i)      by reason or his or her being or having been an Eligible
                  Person, or

         (ii) by reason or any action taken or not taken by him or her in his or her capacity as an Eligible Person, whether or not he or she continued in such capacity at the time such Liability or Expense shall have been incurred.

         (c) Tge term "Elibible Person" as used in this Section 7.8 shall mean every person (and the estate, heirs and personal representatives of such person) who is orwas a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, agent or fiduciary of another foreigh or domestic corporation, partnership, joint venture, trust, employee benefit plan or other organization or entity, whether for profit or not. An Eligible Person shall also be considered to have been serving an employee benefit plan at the request of the corporation if his or her duties to the Corporation also imposed duties on, or otherwise involved services by, him or her to the plan or to participants in or beneficiaries of the plan.

         (d)      The terms "Liability" and "Expense" as used in this Section
                  7.8 shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines or penalties against (including excise taxes assessed with respect to an employee benefit plan), and amounts paid in settlement by or on behalf of, an Eligible Person.

         (e) The term "Wholly Successful" as used in this Section 7.8 shall mean (i) termination of any Claim against the Eligible Person in question without any finding of liability or guilt against him, (ii) approval by a court or agency, with knowledge of the indemnity herein provided, of a settlement of any Claim, or(iii) the expiration of a reasonable period of time after the threatened making of any Claim without commencement of an action, suit or proceeding and without any payment or promise made to induce a settlement.

         (f) Every Eligible Person claiming indemnification hereunder (other than one who has been Wholly Successful with respect to any Claim) shall be entitled to indemnification (i) if special independent legal counsel, which may be regular counsel of the Corporation or other disinterested person or persons, in either case selected by the Board of Directors, whether or not a disinterested quorum exists (such counsel or person or persons being hereinafter called the "Referee"), shall deliver to the Corporation a written finding that such Eligible Person has met the standards of conduct set forth in Section 7.8(a)(ii), and (ii) if the Board of Directors, acting upon such written finding, so determines. The Board of Directors shall, if an Eligible Person is found to be entitled to indemnification pursuant to the preceding sentence, also determine the reasonableness of the Eligible Person's Expenses. The Eligible Person claiming indemnification shall, if requested, appear before the Referee, answer questions that the Referee deems relevant and shall be given ample opportunity to present to the Referee evidence upon which he or she relies for indemnification. The Corporation shall, at the request of the Referee, make available facts, opinions or other evidence in any way relevant to the Referee's finding that are within the possession or control of the Corporation.

         (g)      If an Eligible Person claiming indemnification pursuant to
                  Section 7.8(f) is found not to be entitled thereto, or if the Board of Directors fails to select a Referee under Section 7.8(f) within a reasonable amount of time following a written request of an Eligible Person for the selection of a Referee, or if the Referee or the Board of Directors fails to make a determination under Section 7.8(f) within a reasonable amount of time following the selection of a Referee, the Eligible Person may apply for indemnification with respect to a Claim to a court of competent jurisdiction, including a court in which the Claim is pending against the Eligible Person. On receipt of an application, the court, after giving notice to the Corporation and giving the Corporation ample opportunity to present to the court any information or evidence relating to the claim for indemnification that the Corporation deems appropriate, may order indemnification if it determines that the Eligible Person is entitled to indemnification with respect to the Claim because such Eligible Person met the standards of conduct set forth in Section 7.8(a)(ii). If the court determines that the Eligible Person is entitled to indemnification, the court shall also determine the reasonableness of the Eligible Person's Expenses.

         (h) The rights of indemnification provided in this Section 7.8 shall be in addition to any rights to which any Eligible Person may otherwise be entitled. Irrespective of the provisions of this

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                  Section 7.8, the Board of Directors may, at any time and from time to time, (i) approve indemnification of any Eligible Person to the full extent permitted by the provisions of applicable law at the time in effect, whether on account of past or future transactions, and (ii) authorize the Corporation to purchase and maintain insurance on behalf of any Eligible Person against any Liability asserted against him or any Liability or Expense incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him against such Liability or Expense.

         (i) Expenses incurred by an Eligible Person with respect to any Claim, may be advanced by the Corporation (by action of the Board of Directors, whether or not a disinterested quorum exists) prior to the final disposition thereof upon receipt of an undertaking by or on behald of the Eligible Person to repay such amount if he or she is determined not to be entitled to indemnification.

         (j) The provisions of this Section 7.8 shall be deemed to be a contract between the Corporation and each Eligible Person, and an Eligible Person's rights hereunder shall not be diminished or otherwise adversely affected by any repeal, amendment or modification of this Section 7.8 that occurs subsequent to such person becoming an Eligible Person.

         (k) The provisions of this Section 7.8 shall be applicable to Claims made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.

                                  ARTICLE VIII

                                  Incorporator

                  The name and address of the incorporator of the Corporation are as follows:

    Name                               Number and Street or Building                    City, State, Zip Code
    ----                               -----------------------------                    ---------------------
John M. Davis                               1220 Waterway Blvd.                         Indianapolis, IN 46202

                                   ARTICLE IX

                            Miscellaneous Provisions

                  Section 9.1. Amendment or Repeal. Expect as otherwise expressly provided for in these Articles of Incorporation, the Corporation shall be deemed, for all purposes, to have reserved the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation to the extent and in the manner now or hereafter permitted or prescribed by statute, and all rights herein conferred upon shareholders are granted subject to such reservation.

                  Section 9.2. Headings. The headings of the Articles and Sections of these Articles of Incorporation have been inserted for convenience of reference only and no not in any way define, limit, construe or describe the scope or intent of any Article or Section hereof.

                  IN WITNESS WHEREOF, the undersigned, being the incorporator designated in Article VIII, Executes these Articles of Incorporation this 12th day of February, 1999